Exhibit 5.1

Craig M. Fischer

Partner

Direct Dial: 716.848.1266

Direct Facsimile: 716.819.4771

cfischer@hodgsonruss.com

June 5, 2023

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

Re:	Astronics Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Astronics Corporation, a New York corporation (the “Company”), and certain of its subsidiaries listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the offer and sale, from time to time, pursuant to the provisions of Rule 415 under the Securities Act, of $150,000,000 in aggregate amount of the following securities: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company (the “Preferred Stock”), (iii) secured or unsecured debt securities of the Company, in one or more series, which may be any of senior or senior subordinated debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iv) guarantees of the Debt Securities by the Guarantors (the “Debt Securities Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Units (as defined below) (the “Warrants”), (vi) rights to purchase Common Stock, Preferred Stock, Debt Securities or Units (the “Rights”), (vii) stock purchase contracts with respect to either Common Stock or Preferred Stock (the “Stock Purchase Contracts”) and (viii) units of the Company consisting of any combination of the foregoing (the “Units” and, collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Debt Securities Guarantees, the Warrants, the Rights and the Stock Purchase Contracts, the “Securities.”) The Senior Debt Securities and Subordinated Debt Securities are each to be issued under an indenture between the Company and a trustee (the “Trustee”) to be named at the time such Debt Securities are issued (each a “Base Indenture” and collectively the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such records of the Company and the Guarantors and certificates of officers of the Company and the Guarantors and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted

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Astronics Corporation June 5, 2023 Page 2

to us as originals and the conformity to original documents of all documents submitted to us as copies or retrieved from the Commission’s EDGAR database. As to all parties other than the Company and the Guarantors, we have assumed such party’s due organization, valid existence and good standing, if applicable, the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

In expressing the opinions set forth below, we have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including all necessary post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws;

(ii) at the Relevant Time, an appropriate prospectus supplement, pricing supplement or term sheet will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, which will describe the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement or term sheet;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company or any Guarantor to duly authorize each proposed issuance and sale of the Securities and any related documentation (including (a) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities into Common Stock or Preferred Stock (a “Convertible Security”), and (b) the execution, delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 7 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi) in the case of Debt Securities and Debt Securities Guarantees, at the Relevant Time, the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant Base Indenture shall have been duly qualified under the Trust Indenture Act;

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(vii) the issue price for any shares of Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, will be at a price not less than the par value of such Common Stock or Preferred Stock as designated in the Company’s certificate of incorporation, as the case may be;

(viii) none of the certificate of incorporation, bylaws, operating agreement or other organizational document of the Company or any Guarantor or any applicable law will, after the date hereof, be amended in any manner that would adversely affect the opinions rendered herein;

(ix) at the Relevant Time, a definitive purchase, underwriting, equity distribution or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company, any Guarantor and each other party thereto and duly executed and delivered by the Company, any Guarantor and each other party thereto; and

(x) each of the Debt Securities, Rights, Warrants, Stock Purchase Contracts, and Units and any indenture, supplemental indenture, rights agreement, warrant agreement, stock purchase contract agreement, and unit agreement governing such Securities will be governed by the internal laws of the State of New York.

We are not admitted or qualified to practice law in the States of Washington, Oregon, Illinois or New Hampshire. Therefore, we have relied upon the opinions of Stoel Rives LLP, Washington and Oregon counsel to certain of the Guarantors, Huck Bouma, P.C., Illinois counsel to a certain Guarantor, and Downs Rachlin Martin PLLC, New Hampshire counsel to certain of the Guarantors, each filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of the States of Washington, Oregon, Illinois and New Hampshire.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Debt Securities and any related Debt Securities Guarantees, when:

(a) the relevant Base Indenture relating to such Senior Debt Securities or Subordinated Debt Securities, as the case may be, and any related Debt Securities Guarantees (or any supplemental indenture relating to such Base Indenture that has been previously authorized, executed and delivered by each of the parties thereto) have been duly authorized, executed and delivered by each of the parties thereto,

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(b) the terms and conditions of such Senior Debt Securities or Subordinated Debt Securities, as the case may be, and any related Debt Securities Guarantees, and of their respective issuance and sale, have been duly authorized by the Company and the Guarantors and duly established in conformity with the applicable Base Indenture and any supplemental indenture that may be required so as not to violate any applicable law, the organizational documents of the Company or the Guarantors or result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor, and

(c) such Senior Debt Securities or Subordinated Debt Securities, as the case may be, have been duly executed, delivered and authenticated in accordance with the applicable Base Indenture (or any supplemental indenture thereto) and issued and sold as contemplated in the Registration Statement, such Senior Debt Securities or Subordinated Debt Securities, as the case may be, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and such Debt Securities Guarantees will constitute legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

2. With respect to shares of Common Stock, when:

(a) the terms of the issuance and sale of such shares of Common Stock have been duly authorized by the Company and duly established in conformity with the organizational documents of the Company so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

(b) certificates representing such shares of Common Stock (or a statement of holdings representing uncertificated shares) have been duly executed, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, equity distribution or similar agreement for the consideration provided for therein, or (ii) upon exercise, conversion or exchange of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such exercise, conversion or exchange, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per share basis, shall in either event not be less than the par value of the Common Stock, and

(c) any such Convertible Security was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

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3. With respect to shares of Preferred Stock, when:

(a) the certificate of designations relating to such Preferred Stock (the “Certificate of Designations”) has been duly authorized and executed by the Company and duly filed, and accepted for record by, with the Secretary of State of the State of New York,

(b) certificates representing such shares of Preferred Stock (or a statement of holdings representing uncertificated shares) have been duly executed, delivered and issued in accordance with the provisions of the Certificate of Designations,

(c) the terms of such Preferred Stock and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s certificate of incorporation and the applicable amendment so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

(d) such shares of Preferred Stock have been issued either (i) in accordance with the applicable definitive purchase, underwriting, equity distribution or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security or the instrument governing such Convertible Security and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per share basis, shall in either event not be less than the par value of the Preferred Stock, and

(e) any such Convertible Security was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4. With the respect to Warrants, when:

(a) a warrant agreement relating to such Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and each other party thereto,

(b) the terms and conditions of such Warrants and of their issuance and sale have been duly authorized by the Company and been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Common Stock, the Preferred Stock, the Debt Securities or the Units for which the Warrants are exercisable have been duly authorized for issuance by the Company,

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(c) such Warrants have been duly executed, delivered and issued in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Rights, when:

(a) a rights agreement relating to such Rights (the “Rights Agreement”) has been duly authorized, executed and delivered by the Company and each other party thereto,

(b) the terms and conditions of such Rights and of their issuance and sale have been duly authorized by the Company and been duly established in conformity with the Rights Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

(c) such Rights or certificates representing the Rights have been duly executed, delivered and issued in accordance with the Rights Agreement and issued and sold as contemplated in the Registration Statement and the Rights Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, such Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Stock Purchase Contracts, when:

(a) a stock purchase contract agreement (“Stock Purchase Contract Agreement”) has been duly authorized, executed and delivered by the Company and each other party thereto,

(b) the terms of such Stock Purchase Contracts and of their issuance and sale have been duly authorized by the Company and been duly established in conformity with the Stock Purchase Contract Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

(c) the terms of any collateral or security arrangements relating to such Stock Purchase Contracts have been established and the agreements thereto have been duly authorized, executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

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(d) such Stock Purchase Contracts have been duly executed, delivered and issued in accordance with the Stock Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement and the Stock Purchase Contract Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Units, when:

(a) a unit agreement relating to such Units (the “Unit Agreement”) has been duly authorized, executed and delivered by the Company and each other party thereto,

(b) the terms of such Units and of their issuance and sale have been duly authorized by the Company and been duly established in conformity with the Unit Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and

(c) certificates representing such Units have been duly executed, delivered and issued in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement and the Unit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. This opinion is limited to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to (i) the Securities and (ii) the Base Indentures (and any supplemental indenture thereto), any Stock Purchase Contract Agreement, any Warrant Agreement, any Rights Agreement and any Unit Agreement (collectively, the “Documents”) are each subject to (A) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (B) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

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C. We do not express any opinion with respect to any law, rule or regulation that is applicable to the Company solely because such law, rule or regulation is part of a regulatory regime applicable to the Company or any of its affiliates as a result of the specific assets or business operations of the Company or any of its affiliates.

D. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) any waiver (whether or not stated as such) under any Document, or any consent thereunder, relating to unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (iii) any waiver (whether or not stated as such) contained in any Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party, (v) any purported fraudulent transfer “savings” clause, (vi) any provision in any Document waiving the right to object to venue in any court, (vii) any agreement to submit to the jurisdiction of any federal court, (viii) any waiver of the right to jury trial, (ix) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (x) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies and (xi) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Securities or their offering and sale.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (A) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (B) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York. We have not reviewed and our opinions are in no way related to the laws of any other jurisdiction, including the Securities Act or any other federal or state securities laws or regulations, and we expressly disclaim any and all responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

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We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ Craig M. Fischer
Craig M. Fischer

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ANNEX A

Guarantors

1.	Astronics Test Systems Inc., a Delaware corporation.
2.	Freedom Communication Technologies Inc., a Delaware corporation.
3.	Diagnosys Holdings Inc., a Delaware corporation.
4.	Diagnosys Inc., a Delaware corporation.
5.	Astronics Custom Control Concepts Inc., a Washington corporation.
6.	Astronics Advanced Electronic Systems Corp., a Washington corporation.
7.	Astronics AeroSat Corporation, a New Hampshire corporation.
8.	Astronics Air II LLC, a New Hampshire limited liability company.
9.	Astronics DME LLC, a Florida limited liability company.
10.	PECO, Inc. an Oregon corporation.
11.	Astronics Connectivity Systems & Certification Corp., an Illinois corporation.
12.	Luminescent Systems, Inc., a New York corporation.
13.	Astronics Air LLC, a New York limited liability company.